UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 12, 2006

PLURIS ENERGY GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-25579

(Commission File Number)

87-0571853

(IRS Employer Identification No.)

322-2000 South Dairy Ashford, Houston, TX 77077

(Address of principal executive offices and Zip Code)

281.497.3700

Registrant's telephone number, including area code

Petrogen Corp.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective September 12, 2006, we completed a merger with our subsidiary, Pluris Energy Group Inc., which we incorporated solely to effect the name change. As a result, we have changed our name from “Petrogen Corp.” to “Pluris Energy Group Inc.” We changed the name of our company to better reflect the direction and business of our company.

In addition, effective September 12, 2006, we effected a five (5) for one (1) reverse stock split of our authorized, issued and outstanding common stock. As a result, our authorized capital has decreased from 100,000,000 shares of common stock with a par value of $0.001 to 20,000,000 shares of common stock with a par value of $0.001. Our issued and outstanding share capital has decreased from 68,249,605 shares of common stock to 13,649,921 shares of common stock.

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Item 7.01.	Regulation FD Disclosure.

The name change and reverse stock split became effective with NASDAQ’s Over-the-Counter Bulletin Board at the opening for trading on September 12, 2006 under the new stock symbol “PEYG”.

Our new CUSIP number is 72940T 10 8.

Item 9.01.	Financial Statements and Exhibits.
99.1	Articles of Merger filed with the Secretary of State of Nevada on August 31, 2006.
99.2	Certificate of Change filed with the Secretary of State of Nevada on August 31, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURIS ENERGY GROUP INC.

By: /s/ Sacha H. Spindler

Sacha H. Spindler

Dated: September 12, 2006

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